Exhibit 10.3

REDEMPTION AGREEMENT

This Redemption Agreement, dated as of June 20, 2005 (this “Agreement”), is by and among Rafaella Sportswear, Inc., a Delaware corporation (the “Seller”), Rafaella Apparel Group, Inc., a Delaware corporation (formerly known as Rafaella Corporation) (the “Company”) and RA Cerberus Acquisition, LLC, a Delaware limited liability company (the “Purchaser”).  Capitalized terms not defined herein shall have the meaning as set forth in the Purchase Agreement (as defined below).

WHEREAS, the Company is a corporation formed pursuant to a certificate of incorporation filed with the Secretary of State of Delaware on April 4, 2005;

WHEREAS, the Seller and the Company are parties to a Contribution Agreement, (the “Contribution Agreement”), pursuant to which the Seller will contribute, immediately prior to the consummation of the transactions contemplated by this Agreement, to the capital of the Company all of the Assets subject to the Assumed Liabilities (each as defined in the Contribution Agreement) in exchange for 100% of the common stock in the Company (the “Common Stock”);

WHEREAS, the Company, the Seller and certain affiliates of the Seller and Purchaser are party to a Securities Purchase Agreement, dated as of April 15, 2005, as amended by Amendment No. 1 to the Securities Purchase Agreement dated May 27, 2005 (the “Purchase Agreement”), pursuant to which Purchaser is contributing $40 million to the capital of the Company in exchange for the issuance of 100% of the preferred stock of the Company;

WHEREAS, Purchaser and Seller have entered into that certain Stockholders’ Agreement, dated June     , 2005;

WHEREAS, the Company has filed the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) with the Secretary of State of the State of Delaware and has adopted the Amended and Restated By-Laws of the Company (the “By-Laws”), each in the form attached to the Purchase Agreement as Exhibit I, and such Charter and By-Laws are in full force and effect;

WHEREAS, Jefferies & Company Inc. and the Company are party to a senior note purchase agreement (the “Senior Note Purchase Agreement”), dated as of June     , 2005 pursuant to which the Company is issuing $172,000,000 aggregate principal amount at maturity of second lien senior secured notes (the “Financing”);

WHEREAS, the Company desires to redeem a portion of the Common Stock from the Seller in connection with the consummation of the transactions contemplated by the Purchase Agreement and the other Transaction Documents (the “Redemption”);

WHEREAS, Seller has agreed to deposit $20,000,000 in a segregated escrow account (the “First Escrow Account”) and the Company has agreed to deposit $10,000,000 into a segregated escrow account (the “Second Escrow Account,” and, together with the First Escrow Account, the “Escrow Accounts,” and such $30,000,000 amount in the Escrow Accounts in the aggregate, the “Escrow Amount”)) to be held by JPMorgan Chase Bank, as escrow agent (the “Escrow Agent”) pursuant to the terms of an escrow agreement (the “Escrow Agreement”); and

WHEREAS, the Company’s contribution to the Second Escrow Account will secure the Company’s obligation to make payments under Section 1.1(b)(2) hereof and the entire Escrow Amount will also support the indemnification obligations of Rafaella and Frankel under the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereby agree as follows:

1.             Repurchase of Common Stock; Closing.

1.1.          Sale and Transfer of Common Stock.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below) the Seller hereby agrees to sell to the Company, and the Company hereby agrees to repurchase from the Seller (and Purchaser shall cause the Company to purchase from Seller), such portion of Seller’s Common Stock such that immediately after giving effect to the redemption the Common Stock in the Company held by Seller will represent 25% of the fully diluted equity of the Company (the “Redemption Stock”) for a purchase price of One Hundred Seventy Five Million Dollars ($175,000,000) plus the Accrued Interest Amount (the “Purchase Price”).

(b)           The Purchase Price shall be paid as follows:

(1)           On the Closing Date, the Company shall pay the Seller One Hundred Sixty Five Million Dollars ($165,000,000) (the “Closing Payment”) by wire transfer of immediately available funds to an account designated by Seller at least two Business Days prior to the Closing Date with respect to $145,000,000 of such Closing Payment, and to the First Escrow Account with respect to $20,000,000 of such Closing Payment;

(2)           Until such time as the Purchase Price has been paid in full, beginning on the nine-month anniversary of the Closing Date or such earlier date as may be necessary to satisfy the obligations to release funds from the Second Escrow Account in accordance with the terms of the Escrow Agreement, on each one month anniversary of the Closing Date, the Company shall pay Seller an amount equal to the lesser of (x) Two Million Five Hundred Thousand Dollars ($2,500,000) and (y) the remaining unpaid Purchase Price, such amounts to be paid from the funds in the Second Escrow Account in accordance with and subject to the terms and conditions in the Escrow Agreement.

(c)           In addition to the Closing Payment, on the Closing Date, the Company shall deposit its portion of the Escrow Amount by wire transfer of immediately available funds into the Second Escrow Account to secure its obligation to make payments under Section 1.1(b)(2) hereof and, together with the funds in the First Escrow Account, to support the indemnification obligations of Rafaella and Frankel under the Purchase Agreement.

(d)           As used herein “Accrued Interest Amount” means an amount equal to the actual earnings of the accountholder with respect to the amounts on deposit in the Escrow Accounts that are distributed to Seller pursuant to the terms and conditions of the Escrow Agreement.

1.2.          Closing Date.  Upon the terms and subject to the conditions set forth in this Agreement, the closing of the sale and purchase of the Redemption Stock (the “Closing”) shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York immediately following the satisfaction or waiver of all conditions set forth in Sections 3 and 4 hereof (the “Closing Date”).

1.3.          Allocations.  As soon as practicable after the Closing, Purchaser shall deliver to Seller and the Company a proposed schedule allocating the Purchase Price among the Acquired Assets (the “Allocation Statement”) which allocation shall be made in a manner consistent with Sections 755 and 1060 of the Code, as applicable, and the Treasury Regulations thereunder.  The parties will use their best efforts to agree on the Allocation Statement.  If the parties do agree on an allocation, the parties shall file all required Tax Returns in accordance with the Allocation Statement and Sections 755 and 1060 of the Code, as applicable.  Purchaser, Seller and the Company shall provide promptly the other with any information required to complete the Allocation Statement.  For all tax purposes, Purchaser, Seller and the Company agree to report the transactions contemplated hereby (including the filing of any Tax Returns and refund claims) in a manner consistent with any agreed to Allocation Statement.

2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Seller as follows:

(a)           The Company has the requisite power and authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the Redemption.  The execution and delivery of this Agreement and the Escrow Agreement by the Company and the consummation by the Company of the Redemption has been duly authorized by all requisite corporate action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Redemption.

(b)           This Agreement and the Escrow Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, except that the enforcement hereof and thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.             Conditions to Obligations of the Company.  The obligation of the Company hereto to effect the Redemption and to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

(a)           Transactions Closed.  The closing of the transactions contemplated by the Contribution Agreement and the issuance of the preferred stock pursuant to the Purchase Agreement shall have occurred and all of the conditions to the consummation of the Financing or of a replacement debt financing transaction or transactions, shall have been satisfied or waived and such Financing or replacement financing shall be on terms, when viewed in the aggregate, no less favorable to the Company than those set forth on Exhibit VIII to the Purchase Agreement.

(b)           Escrow Agreement.  The Escrow Agreement shall be duly executed and delivered to the Company by all the parties thereto (other than the Company).

(c)           Solvency Letter.  The Company shall have received a solvency letter, in form and substance reasonably satisfactory to the Company and the Purchaser, from Houlihan Lokey Howard & Zukin, with respect to the solvency of the Seller after giving effect to the transactions contemplated by Section 3(a) above, the Financing and the Redemption.

4.             Conditions to Obligations of the Seller.  The obligation of the Seller hereto to effect the Redemption and to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

(a)           Purchase Price.  The Seller shall have received the Closing Payment and the Escrow Amount shall have been deposited in the Escrow Account.

(b)           Escrow Agreement. The Escrow Agreement shall be duly executed and delivered to the Seller by all parties thereto (other than the Seller).

(c)           Transactions Closed.  The closing of the transactions contemplated by the Contribution Agreement and the issuance of the preferred interests pursuant to the Purchase Agreement shall have occurred and all of the conditions to the consummation of the Financing or of a replacement debt financing transaction or transactions, shall have been satisfied or waived and such Financing or replacement financing shall be on terms, when viewed in the aggregate, no less favorable to the Company than those set forth on Exhibit VIII to the Purchase Agreement.

5.             General.

5.1.          Amendments and Waivers.  The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of Seller and the Company.

5.2.          Notices.  All notices and other communications provided for or permitted hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by facsimile, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows:

If to the Seller, to:

Rafaella Sportswear, Inc.

1411 Broadway

New York, New York  10018

Attention:  Ronald Frankel

Telephone:            (212) 403-0300

Telecopier:            (212) 764-9275

with a copy to:

Kronish Lieb Weiner & Hellman LLP

1114 Avenue of the Americas

New York, New York  10036

Attention: Steven K. Weinberg, Esq.

Telephone: (212) 479-6240

Telecopier: (212) 479-6275

If to the Company, to:

Rafaella Apparel Group, Inc.

1411 Broadway

New York, New York  10018

Attention: Chief Executive Officer

Telephone: 212-403-0300

Telecopier: 212-764-9275

With a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Attn:  David E. Rosewater, Esq.
Telephone:  (212) 756-2208

Telecopier:  (212) 593-5955

If to RA Cerberus Acquisition, LLC, to:

c/o Cerberus Capital Management, L.P.

299 Park Avenue

New York, New York  10171

Attention:    Mark Neporent, Kurt Larsen and George Kollitides

Telephone:  (212) 891-2100

Telecopier:  (212) 891-1540

With a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Attn:  David E. Rosewater, Esq.
Telephone:  (212) 756-2208

Telecopier:  (212) 593-5955

All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by confirmed facsimile, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day and (iii) in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

5.3.          Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

5.4.          No Assignment.  This Agreement is not assignable by the Company (by operation of law or otherwise) without the prior written consent of the other parties, provided, however that Purchaser may assign this Agreement to its financing sources as collateral in connection with the Financing or to any of its Affiliates so long as Purchaser remains an obligor under this Agreement, without the prior written consent of the other parties.

5.5.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

5.6.          Descriptive Headings, Etc.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.  Unless the context of this Agreement otherwise requires: (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (iv) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (v) “or” is not exclusive; and (vi) provisions apply to successive events and transactions.

5.7.          Severability.  In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.8.          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to its choice of law rules).

5.9.          Consent to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding.  Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 5.9.

5.10.        Survival.  The representations and warranties given or made in this Agreement shall survive until sixty (60) days after the expiration of the applicable statute of limitations and shall thereafter terminate and be of no further force or effect, except any representation or warranty as to which a claim for indemnification shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled.

5.11.        Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF.  EACH PARTY HERETO AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT IT WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

5.12.        Entire Agreement.  This Agreement together with the Purchase Agreement and the other Transaction Documents are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein and therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.13.        Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.14.        Construction.  Each party hereto acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by all of the parties.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER

RAFAELLA SPORTSWEAR, INC.

By:	/s/ Ronald Frankel
Name:
Title:

COMPANY

RAFAELLA APPAREL GROUP, INC.

By:	/s/ Glenn S. Palmer
Name:
Title:

RA CERBERUS ACQUISITION, LLC

By:	/s/ George Kollitides
Name: George Kollitides
Title: Authorized Person